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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 27, 2017, with respect to the consolidated financial statements of FTS International, Inc. contained in the Final Prospectus, filed on February 5, 2018, relating to the Registration Statement on Form S-1 (File No. 333-215998), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORTON LLP

Dallas, Texas
February 6, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM